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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2001 relating to the financial statements and financial statement schedule, which appears in ImageX.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
June 11, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS